Sub-Item 77Q1(a): EXHIBITS



CASH TRUST SERIES II
Amendment No. 6

DECLARATION OF TRUST
Dated November 14, 1990

THIS Declaration of Trust
is amended as follows:

Delete the first paragraph
of Section 5 in Article III
and substitute in its place
the following:

Section 5.  Establishment
and Designation of Series
or Class.  Without limiting the
authority of the Trustees set
forth in Article XII, Section
8, inter alia, to establish and
designate any additional
Series or Class or to modify
the rights and preferences of
 any
existing Series or Class,
 the Series and Classes of
the Trust shall be and are
established
and designated as:

Federated Treasury Cash Series II
Cash II Shares

The undersigned hereby
 certify that the above
stated Amendment is a true
and correct Amendment to the
Declaration of Trust,
as adopted by the Trustees
 of the Trust as of the
14th day of May, 2010, to
become effective on June 30, 2010.

	WITNESS the due
 execution hereof this 14th
day of May, 2010.


/s/ John F. Donahue
/s/ Peter E. Madden
John F. Donahue
Peter E. Madden


/s/ John T. Conroy, Jr.
/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.
Charles F. Mansfield, Jr.


/s/ Nicholas P. Constantakis
/s/ R. James Nicholson
Nicholas P. Constantakis
R. James Nicholson


/s/ John F. Cunningham
/s/ Thomas M. O'Neill
John F. Cunningham
Thomas M. O'Neill


/s/ J. Christopher Donahue
/s/ John S. Walsh
J. Christopher Donahue
John S. Walsh


/s/ Maureen Lally-Green
/s/ James F. Will
Maureen Lally-Green
James F. Will